UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 25, 2019 (January 24, 2019)

Altice USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01                   Other Events.

On January 25, 2019, Altice USA, Inc. (the “Company”) issued a press release announcing the pricing by CSC Holdings LLC, a Delaware limited liability company (“CSC” or the “Issuer”), an indirect wholly-owned subsidiary of the Company, as Issuer of an offering (the “Offering”) of $1,500.0 million in aggregate principal amount of its Senior Guaranteed Notes due 2029 (the “Notes”), upsized from an initial offering of $1,000.0 million. A copy of the press release related to the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes will bear interest at a rate of 6.500% and will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019. The Notes will mature on February 1, 2029. The Issuer entered into a purchase agreement on January 24, 2019 with the representative of the initial purchasers named therein, related to the issuance and sale of the Notes. The Offering is expected to close on or about January 31, 2019, subject to customary closing conditions. The Notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons pursuant to Regulation S under the U.S. Securities Act of 1933, as amended, subject to prevailing market and other conditions.

The proceeds from the Offering, together with cash on hand, are expected to be used to refinance the $526.0 million aggregate principal amount outstanding of the Issuer’s existing 8.625% Senior Notes due 2019, refinance $905.3 million of the aggregate outstanding amount of the Issuer’s existing 10.125% Senior Notes due 2023 at a redemption price of 107.594% plus accrued interest, and to pay fees, costs and expenses in connection therewith.

In connection with recent refinancing transactions, on January 25, 2019, the Company also issued a press release announcing that  CSC has obtained commitments to refinance its existing revolving credit facility, subject to customary closing conditions. After the refinancing, the total size of the revolving credit facility will be $2.56 billion, including $2.17bn extended to January 2024 and priced at LIBOR + 225 bps (compared to L + 325 bps previously). A copy of the press release related to the Offering is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Company expects total annual interest cost savings of approximately $45 million resulting from this refinancing activity with the average cost of debt reducing from 6.4% to 6.2%. The weighted average life of Altice USA’s debt has been extended from 6.1 to 6.7 years as of the end of September 2018.

Disclaimer on Forward-looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 25, 2019 issued by Altice USA, Inc., related to the Offering.

99.2	Press Release, dated January 25, 2019 issued by Altice USA, Inc., related to the Revolving Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: January 25, 2019	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel